As  filed  with  the Securities and Exchange Commission
               on March 12, 1999.
                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549
                                  __________
                                   FORM S-8
                             REGISTRATION STATEMENT
                                    under
                           THE SECURITIES ACT OF 1933
                                  __________
                             STOLT COMEX SEAWAY S.A.
           (Exact name of registrant as specified in its charter)
         LUXEMBOURG                                         NOT APPLICABLE
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                       Identification Number)

C/O STOLT COMEX SEAWAY M.S. LTD.
       BUCKSBURN HOUSE
         HOWES ROAD
          BUCKSBURN
     ABERDEEN, SCOTLAND                                        AB219RQ

  (Address of Registrant's                                    (Zip Code)
principal executive offices)

                  STOLT COMEX SEAWAY INC. 401(K) PROFIT SHARING PLAN
                               (Full title of the Plan)
                                  __________

                              ALAN B. WINSOR, ESQ
                 SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               STOLT-NIELSEN INC.
                       8 SOUND SHORE DRIVE, P. O. BOX 2300
                          GREENWICH, CONNECTICUT  06836
                     (Name and address of agent for service)
                                (203) 625-3667
                     (Telephone number, including area code,
                             of agent for service)

                                    Copy to:
                               MARGARET F. MURPHY
                            JONES, WALKER, WAECHTER,
                      POITEVENT, CARRERE & DENEGRE, L.L.P.
                             201 ST. CHARLES AVENUE
                       NEW ORLEANS, LOUISIANA 70170-5100


                                    Amount                    Proposed Maximum     Proposed Maximum            Amount of
 Title of Securities                 to be                     Offering Price         Aggregate              Registration
  to be Registered               Registered{(2)}                  Per Share        Offering Price                 Fee
Class A Shares                     500,000                   $6.34375{(3)}            $3,171,875{(3)}          $881.79
($2.00  par value per share)
represented by American
Depositary Shares{(1)}
Participation interests in the                                                                                 $   0
401(k) Profit Sharing Plan

(1)A separate registration statement on Form F-6 (No. 333-8848) has been declared effective with respect to the American Depositary Shares, represented by American Depositary Receipts, issuable on the basis of one American Depositary Share for each Class A Share.
(2)Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(3 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market on March 9, 1999.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Stolt Comex Seaway S.A. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 1997.

     (b) The Registrant's Report on Form 6-K filed with the Commission on December 5, 1997;

     (c) The Registrant's Report on Form 6-K filed with the Commission on February 24, 1998;

     (d) The Registrant's Report on Form 6-K filed the Commission on March 16, 1998;

     (e) The Registrant's Report on Form 6-K for the fiscal year ended April 7, 1998;

     (f) The Registrant's Report on Form 6-K filed with the Commission on May 22, 1998;

     (g) The Registrant's Report on Form 6-K filed with the Commission on July 21, 1998;

     (h) The Registrant's Report on Form 6-K filed with the Commission on October 16, 1998;

     (i) The Registrant's Report on Form 6-K filed with the Commission on February 23, 1999; and

     (j) The description of the Registrant's Class A Shares contained in its registration statement on Form 8-A filed with the Commission under the Exchange Act on June 11, 1998 and all reports filed for the purpose of updating that description.

     All reports filed by the Registrant or the Stolt Comex Seaway Inc. 401(k) Profit Sharing Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation provide that the Registrant shall indemnify any present or former director or officers to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding
(whether civil, criminal, or otherwise, including appeals), actual or threatened, in which he becomes involved as a party or otherwise, by virtue of his being or having been such director or officer, and against amounts paid or incurred by him in the settlement thereof; provided, however, that the Registrant is not obligated to provide such indemnification or reimbursement;
(i) against any liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of the Registrant; or (iii) in the event of a settlement, unless the settlement has been approved by the court or by the Board of Directors. Such indemnification includes, without limitation, attorneys' fees, costs, judgment, and amounts paid in settlement.

     In each case, the enforceability of the Registrant's obligation to indemnify, pay or reimburse a director or officer would be limited by the laws of Luxembourg. The Registrant has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that under Luxembourg law indemnification of directors and officers is a matter of contract, and that the Articles of Incorporation would be enforceable as such as a contract.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4 Deposit Agreement dated as of June 25, 1998 among the Registrant, Citibank, N.A., as depositary, and all holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference from Exhibit A to the Registrant's Registration Statement on Form F-6 (No. 333-8848) filed with the Commission on May 29, 1998).

     5 In lieu of filing an opinion of counsel as to compliance with ERISA or an Internal Revenue Service determination letter that the 401(k) Profit Sharing Plan is qualified under Section 401 of the Internal Revenue Code, the undertaking permitted by Item 8.(b) of Form S-8 is included in Item 9.(d) of this Registration Statement.

     23.1 Consent of Arthur Andersen

     23.2 Consent of Elvinger, Hoss & Prussen

     24.1 Power of Attorney for Jacob Stolt-Nielsen, Jr.

     24.2 Power of Attorney for Christopher J. Wright

     24.3 Power of Attorney for J. Frithjof Skouveroe

     24.4 Power of Attorney for John P. Laborde

     24.5 Power of Attorney for Fernand Poimboeuf

     24.6 Power of Attorney for Mark Woolveridge

__________


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The registrant will submit the Stolt Comex Seaway Inc. 401(k) Profit Sharing Plan, as amended (the "Plan"), to the Internal Revenue Service (the "IRS") for qualification under Section 401 of the Internal Revenue Code in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on this 10th day of March, 1999.

                                          STOLT COMEX SEAWAY S.A.


                                          By:    /S/ BERNARD VOSSIER
                                                     Bernard Vossier
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                         DATE

   /S/ BERNARD VOSSIER       Principal Executive Officer        March 10, 1999
     Bernard Vossier         and Chief Executive Officer


    /S/ PAUL FRIKSTAD       Principal Financial Officer and     March 10, 1999
      Paul Frikstad         Principal Accounting Officer


            * Chairman of the Board of Directors March 10, 1999 Jacob Stolt-Nielsen, Jr.


            *                  Deputy Chairman of the           March 10, 1999
  Christopher J. Wright          Board of Directors


            *                         Director                  March 10, 1999
  J. Frithjof Skouveroe


            *                         Director                  March 10, 1999
     John P. Laborde


            *                         Director                  March 10, 1999
    Fernand Poimboeuf


            *                         Director                  March 10, 1999
    Mark Woolveridge


*By: /S/ ALAN B. WINSOR
         Alan B. Winsor
         Attorney-in-Fact

STOLT-NIELSEN INC.
   duly authorized representative in the
   United States of each foreign person
   signing this Registration Statement


By: /S/ ALAN B. WINSOR
Name:   Alan B. Winsor
Title:  Senior Vice President, Secretary
        and General Counsel


      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on March 10, 1999.


                                          STOLT COMEX SEAWAY INC.
                                          401(K) PROFIT SHARING PLAN



                                        By:    /S/ MARK A. WADDELL
                                        Title: Human Resources Director/Trustee
                                                 of Stolt Comex Seaway Inc.,
                                                   the Plan Administrator


                                S-22